Exhibit 99.2

Aastrom Biosciences Domino’s Farms, Lobby K 24 Frank Lloyd Wright Drive Ann Arbor, MI 48105 T 734 930-5555 F 734 665-0485 www.aastrom.com
Aastrom Announces Date of 2011 Annual Meeting of Shareholders
ANN ARBOR, Mich., March 25, 2011— Aastrom Biosciences, Inc. (Nasdaq:ASTM), a leading developer of expanded, patient specific cellular therapies for the treatment of severe, chronic cardiovascular diseases, today announced that the company will hold its 2011 Annual Meeting of Shareholders on June 7, 2011, at 8:30 A.M. (EDT) at the company’s headquarters in Ann Arbor, Michigan. Shareholders of record as of April 11, 2011, are entitled to notice of and to vote at the meeting. Aastrom plans to file the definitive proxy statement for the Annual Meeting on April 12, 2011.
The meeting will be webcast live and will also be accessible in archive until 11:59 P.M. (EDT) on June 21, 2011, beginning two hours after the meeting. The URL for live and archived access to the meeting is http://www.aastrom.com/investor.cfm. Participants should allow approximately five to ten minutes prior to the meeting start time to visit the site and download any streaming media software needed to listen to the webcast. To participate in the live meeting by telephone, please call (877) 312-5881 and reference Aastrom’s Annual Meeting of Shareholders. If calling from outside the U.S., please use the international phone number (253) 237-1173. A replay of the call will be available 11:30 A.M. (EDT) on June 7, 2011, until 11:59 P.M. (EDT) on June 21, 2011, by calling (800) 642-1687, or from outside the U.S. at (706) 645-9291. A podcast will be available after the live event at http://www.aastrom.com/events.cfm until 11:59 P.M. (EDT) on June 21, 2011. The conference ID is 55149669.
About Aastrom Biosciences
Aastrom Biosciences is developing expanded, patient specific cellular therapies for use in the treatment of severe, chronic cardiovascular diseases. The company’s proprietary cell-processing technology enables the manufacture of mixed-cell therapies expanded from a patient’s own bone marrow and delivered directly to damaged tissues. Aastrom has advanced its cell therapies into late-stage clinical development, including a planned Phase 3 clinical program for the treatment of
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patients with critical limb ischemia and two ongoing Phase 2 clinical trials in patients with dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com.
The Aastrom Biosciences, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=3663
Media and investor contact
Bill Berry
Berry & Company
212 253-8881
ir@aastrom.com
bberry@berrypr.com
This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.